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                                                                      EXHIBIT 67

                          LEASE AND SERVICES AGREEMENT

                                   PARTICULARS

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1   DATE

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2   CUSTOMER                         Name: NaviSite Europe Limited

                                     Company Number: 02329182

                                     Registered Office: The Old Coroners Court,
                                     1 London Street, Reading, Berkshire RG1 4QW

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3   GUARANTOR                        Name: NaviSite Inc

                                     Federal ID Number: 52-213-7343

                                     Registered Office: Minuteman Road, Andover,
                                     MA, 01810, USA

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4   TERM                             7 years from (and including) the
                                     Commencement Date

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5   COMMENCEMENT DATE                1 April 2003

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6   AREA COMPRISED IN THE LOCATION   4,022 square feet

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7   RENT                             TWO HUNDRED AND EIGHTY ONE
                                     THOUSAND AND FIVE POUNDS AND FORTY FOUR
                                     PENCE ((pound)281,005.44) per annum
                                     subject to increase in accordance with
                                     Clause 5.2

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8   NUMBER OF CAR PARKING SPACES     5

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9   MAXIMUM LOAD                     450 watts per square metre of the Location

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10  ELECTRICITY FEE PAYABLE          Yes in accordance with clause 6.13

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11  RATES PAYABLE                    Yes in accordance with clause 6.14

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12  UPS COSTS PAYABLE                Yes in accordance with clause 6.15

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EXECUTED as a DEED by
Global Switch
acting by:

Director

Director/Secretary

EXECUTED as a DEED by
the Tenant
acting by:

/s/ [ILLEGIBLE]

Director

/s/ [ILLEGIBLE]

Director/Secretary

EXECUTED as a DEED by
the Guarantor
acting by:

/s/ GABRIEL RUHAN

Director

/s/ ARTHUR BECKER

Director/Secretary

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THESE TERMS AND CONDITIONS are agreed on the date stated in the Particulars between:

GLOBAL SWITCH (LONDON) LIMITED (Company Number 03698210) whose registered office is at 185 Park Street, London SE1 9DY ("GLOBAL SWITCH");

TENANT whose details are set out in the Particulars; and

GUARANTOR whose details are set out in the Particulars

1        DEFINITIONS AND INTERPRETATION

1.1      In this Agreement:

         "ADMINISTRATION FEE" has the meaning given to that expression in Clause 6.13;

         "BUILDING INDEX" means the Building Cost Information Services Limited All-in Tender Price Index or where such index ceases to exist such other index as may be agreed or determined most accurately to reflect any variation in the value of the building costs for the area in which the Building is situated;

         "CABLE MANAGEMENT GUIDE" means the Cable Management and Compliance Guide attached to this Agreement and as it is amended from time to time by Global Switch (acting reasonably) and such amendments are notified in writing to the Tenant;

         "COOLING OUTAGE" means the average temperature (measured from the re-circulation air conditioning units in the Location) of the room temperature sensors in the Location either:

         (a) exceeds 28 degrees Celsius for more than 60 consecutive minutes; or

         (b) falls below 16 degrees Celsius for more than 60 consecutive minutes;

         provided the average heat output caused by the Equipment is less than or equal to the Maximum Load;

         "COMMENCEMENT DATE" means the date set out in the Particulars from which date Global Switch will commence the provision of the Services;

         "COMMON AREAS" means all parts of the Facility from time to time provided for the common use of more than one of the occupiers of the Facility and their visitors including (without limitation) vehicular and pedestrian accesses passages corridors stairways circulation areas lifts escalators loading bays fire escapes toilet facilities meeting rooms canteens kitchen areas reception areas lobby areas storage areas refuse collection and disposal areas and parking areas;

         "EQUIPMENT" means the telecommunications and other equipment and apparatus from time to time installed in the Location by the Tenant;

         "FACILITY" means East India Dock House, 240 East India Dock Road, London E14 9YY;

         "FACILITY MANAGER" has the meaning ascribed to it in paragraph 18 of the Schedule;

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         "FORCE MAJEURE" means any event outside the reasonable control of a party affecting its ability to perform any of its obligations (other than payment) under this Agreement;

         "GROUP COMPANY" means any company which is for the time being a subsidiary or holding company or subsidiary of the holding company of the Tenant within the meaning of Section 736 of the Companies Act 1985 as amended by the Companies Act 1989;

         "HUMIDITY OUTAGE" means the average humidity (measured from the re-circulation air conditioning units in the Location) of the room humidity sensors in the Location is either:

         (a) higher than a value corresponding with a relative humidity of 70% for more than 60 consecutive minutes; or

         (b) lower than a value corresponding with a relative humidity of 30% for more than 60 consecutive minutes;

         "INSURED RISKS" means (to the extent that insurance against such risks may ordinarily be arranged with an insurer of good repute) such risks or insurance as may from time to time be reasonably required by Global Switch;

         "LOCATION" means such part of the Facility comprising the area set out in the Particulars and shown for the purposes of identification only edged blue on the plan attached to this Agreement including (for the avoidance of doubt):

         (a) all Service Media exclusively serving the Location up to the point of connection with the common or public system;

         (b) all Global Switch's fixtures and fittings from time to time in the Location;

         (c)      all improvements alterations and additions;

         (d) the floors (but not the floor slabs) screed plaster and other finishes coverings and carpets on the floors;

         (e) the interior finishes (including the plaster paint paper or any other coverings) from the upper side of the floor slab immediately below the Location to the underside of the floor or roof slab immediately above the Location (but including any voids between the false ceilings and the ceiling slab above the Location and any voids between any suspended floor and the floor slab below the Location;

         (f) all non load bearing walls and columns wholly within the Location and the interior one half (including the finishes thereon) of the thickness of such walls dividing the Location from any other parts of the Facility;

         (g) all internal doors and windows and their frames glass and fitments;

         but excluding:

         (h)      the main structure of the Facility;

         (i) all Service Media within the Location serving any other part of the Facility;

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         (j)      all tenant's and trade fixtures and fittings; and

         (k) all external doors and windows and their frames glass and fitments or such other part or parts of the Facility as Global Switch shall from time to time designate pursuant to Clause 3.1;

         "MAXIMUM LOAD" means the maximum heat output of the Equipment stated as such in the Particulars;

         "MEET-ME ROOM[s]" means those parts of the Facility which are shown edged [blue] on the plan[s] attached to this Agreement or such other part or parts of the Facility as Global Switch shall designate as such and notify in writing to the Tenant;

         "PARTICULARS" means the Lease and Services Agreement Particulars forming part of this Agreement;

         "PAYMENT DATES" means 1 January, 1 April, 1 July and 1 October in each year of the Term;

         "POWER OUTAGE" means the voltage level of all of the outgoing circuit terminals, between each phase and the neutral conductor of a power distribution unit providing electrical power supply to the Equipment in the Location is nil;

         "QUALIFYING OUTAGE" means the occurrence of a Cooling Outage or a Humidity Outage or a Power Outage;

         "RENT" means the annual fee stated in the Particulars payable in respect of the lease by the Tenant of the Location and its use of car parking spaces pursuant to Clause 2.1 and the provision of the Services;

         "SERVICES" means the services to be provided by Global Switch pursuant to this Agreement as described in the Schedule together with any additional services which Global Switch agrees to provide for the Tenant pursuant to clause 7.1

         "SERVICE INTERRUPTION" means the unavailability of a Service with the consequence that the Tenant's business at the Location is or may be materially prejudiced or damaged;

         "SERVICE MEDIA" means sewers drains pipes wires cables conduits fibre optical fibre cable and other conducting media;

         "SPECIFICATION" means the specification attached to this Agreement;

         "TERM" means the term of this Agreement set out in the Particulars;

         "WORKING DAY" means any day from Monday to Friday (inclusive) which is not Christmas Day, Good Friday or a statutory bank holiday

1.2 The Particulars form part of this Agreement but the headings to clauses are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.

1.3 Words importing the singular shall include the plural and vice versa. Words importing a gender include every gender and references to persons include an individual,

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         company, corporation, firm or partnership.

1.4 All sums payable hereunder are exclusive of VAT or any other applicable tax or duty payable upon such sums that shall be added if appropriate at the rate prevailing at the relevant tax point.

1.5 The words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as any preceding words where a wider construction is possible.

1.6 Any obligation to do or not to do something shall include an obligation to procure that it be done or not done.

2        OCCUPATION

2.1 Global Switch hereby demises the Location to the Tenant at the Rent with effect from the Commencement Date for the duration of the Term together with the right:

         (a) (subject to Clause 3) to install and retain the Equipment in the Location;

         (b) to use the number of car parking spaces set out in the Particulars in such place or places as Global Switch shall from time to time designate and notify to the Tenant on not less than 10 Working Days' prior written notice; and

         (c) to connect into the Service Media which are now or at any time during the Term in the Facility and which serve the Location and then to the free passage and running of services or supplies to and from the Location through those Service Media;

         (d) (subject to Global Switch's prior approval) to install fibre optical fibre cable in the ducts and chambers in such of the Common Areas as Global Switch shall specify and along routes which Global Switch shall approve provided always that the Tenant complies with the Cable Management Guide;

         (e)      to pass and repass at all times over the Common Areas;

         (f) (to the extent that Global Switch is entitled to grant such right) to pass and repass at all times over the roads and footpaths of the estate in which the Facility is situated to gain access to and egress from the Facility to and from the public highway; and

         (g) of escape in emergency over the dedicated fire escapes within the Common Areas but excepting and reserving to Global Switch the right on not less than 10 Working Days' advance notice in writing to the Tenant to enter the Location at all times for the purpose of laying and thereafter maintaining the Service Media situated in the voids within the Location but only where is would otherwise be impracticable to lay and maintain them without such entry, Global Switch causing no damage or destruction to the Location and no interruption to the Tenant's business carried on at the Location, together with the right to free passage and running of services or supplies to and from the remainder of the Facility through such Service Media, and a right of emergency escape through the Location;

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2.2      Global Switch reserves the right to refuse to access to the Facility or remove from the Facility any employees and sub-contractors of the Tenant whose admission or presence is or would be in the reasonable opinion of Global Switch detrimental to the security of the Facility or in respect of whom the Tenant has failed to request a right of access from Global Switch and Global Switch will not be responsible for the consequences of any such refusal or failure or delay by the Tenant in notifying it of its access requirements;

2.3 The Tenant accepts that Global Switch shall be entitled to disconnect or physically terminate or detach or remove cables or other Service Media laid by the Tenant in breach of this Agreement and in particular in breach of Clause 2.1(d).

3        RELOCATION OF THE EQUIPMENT

3.1 Subject to Clause 3.3, Global Switch shall have the right exercisable on not less than six month's written notice to the Tenant during the Term to require the Equipment to be moved from the Location or any other part or parts of the Facility where the Equipment is then located and to be installed in some other part of the Facility (the "NEW LOCATION"). All costs and expenses incurred in connection with such relocation of the Equipment shall be borne by Global Switch.

3.2 Upon expiry of a notice served under Clause 3.1, this Agreement shall determine (but without prejudice to the rights of either party in respect of any antecedent breach of this Agreement by the other) and the Tenant shall:

         (a) hand back the Location to Global Switch in accordance with the provisions of this Agreement; and

         (b)      deliver to Global Switch the original part of this Agreement;
                  and

         (c) enter into a new agreement on the terms of this Agreement (mutatis mutandis) in respect of the New Location for a term expiring on the contractual expiry date of this Agreement.

3.3 Without prejudice to the rights of Global Switch pursuant to Clause 3.1, Global Switch agrees that, in specifying the time-scale for any relocation of the Equipment, Global Switch shall use all reasonable endeavours to consult with the Tenant and to specify a time-scale that causes minimum disruption to the operation of the Equipment and Global Switch agrees that it shall not exercise the rights set out in Clause
         3.1 except for bona fide purposes connected to the good management of the Building.

4        INSPECTION

4.1 Global Switch may on not less than 5 Working Days' notice to the Tenant, except in emergency, enter the Location at any time with or without workmen and, if so reasonably required by the Tenant, accompanied by a representative of the Tenant to take a plan of and to view the state and condition of the Location and if any defects disrepair or unauthorised alterations are found for which the Tenant is liable the Tenant will within three months after written notice (or immediately in case of emergency) repair and make good the Location to Global Switch's reasonable satisfaction and in case of default Global Switch its agents or contractors may enter the Location to carry out all necessary works and the Tenant shall repay the costs of those works to Global Switch on demand.

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4.2      In exercising the rights of entry granted by Clause 4.1 Global Switch will cause as little interference as is reasonably possible with the Equipment and will cause as little damage as possible to the Location and will promptly make good any damage caused to the Location to the Tenant's reasonable satisfaction.

5        Fees AND PAYMENT TERMS

5.1 The Tenant undertakes to pay Global Switch the Rent without deduction or set-off, such Rent to be payable in four equal instalments quarterly in advance on the Payment Dates, provided that the first instalment shall comprise an appropriate proportion of the Rent calculated with effect from the Commencement Date until the end of the then current quarter to be payable on the date of this Agreement.

5.2 The Tenant undertakes to pay Global Switch the Administration Fee within 10 Working Days of written demand.

5.3 The Rent shall upon each anniversary of the Commencement Date increase by 3%.

5.4 If any sum due under this Agreement is not paid within 5 Working Days of the due date then (without prejudice to Global Switch's other rights and remedies) Global Switch reserves the right to charge interest on such sum on a daily basis (after as well as before judgement) from the due date to the date of payment at the rate of 3% above the base rate from time to time of Lloyds TSB Bank plc or (if such base rate shall be unascertainable) of such other bank as Global Switch may nominate from time to time).

6        TENANT'S OBLIGATIONS

         The Tenant shall be responsible for the consequences of any use of the Equipment and agrees with Global Switch:

6.1 To keep the Location in good and substantial repair and condition and to the extent necessary to comply with such obligation reinstate rebuild or (where beyond economic repair) renew each part of it.

6.2 To maintain the Equipment in good working order in accordance with the manufacturers' guidelines for the use operation and maintenance of the same and to procure that the Location is kept tidy and safe at all times.

6.3 To comply with the requirements of Global Switch's reasonable technical and installation standards in respect of the Facility and Global Switch's reasonable electrical power management procedures and the Cable Management Guide as are notified to the Tenant in advance and in writing from time to time and ensure that (without limitation):

         (a) no installation or modification alteration or addition to the Equipment would result in increases to the floor loading or environmental conditions of the Equipment above the levels specified by Global Switch's technical and installation standards in respect of the Facility;

         (b)      no overloading to the electrical power supply system occurs;
                  and

         (c) the maximum heat output of the Equipment does not exceed the Maximum Load;

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         and the Customer shall supply to Global Switch a monthly report recording measured data summarising the electrical load to the electrical power supply system and the heat output of the Equipment;

6.4      To comply with the requirements of

         (a) any statutes, regulations and codes of practice applicable to the Facility or its use; and

         (b) the reasonable health and safety instructions and such reasonable rules and regulations issued in writing to the Tenant by Global Switch from time to time in respect of the Facility or its use.

6.5 Not to use the Location except for the retention and operation of the Equipment with ancillary office use nor cause any injury, damage or nuisance to or, interference with any person or property including (without limitation) the Facility and/or any equipment owned by third parties which may from time to time be located in the Facility.

6.6 Not actively to compete with the business of Global Switch carried out in and from the Meet-Me Room[s] nor solicit the custom or business of Global Switch's Tenants in the Meet-Me Room[s].

6.7 To comply with the reasonable directions of Global Switch in the event that interference occurs between the Equipment and the equipment of any third party in the Facility (where that interference is not caused by that third party) provided that Global Switch will use its reasonable endeavours to ensure that any such directions do not have an adverse effect on the Equipment.

6.8      Not to make:

         (a) any structural alteration or addition whatsoever in on or to the Location; or

         (b) any non-structural alteration or addition whatsoever in on or to the Location without the prior written consent of Global Switch (such consent not to be unreasonably withheld or delayed).

6.9 To maintain an up-to-date, complete and accurate inventory of the Equipment and continue to provide Global Switch with full and updated details of the inventory.

6.10 To ensure that the Equipment is clearly identified as belonging to the Tenant.

6.11 Subject to Clause 10.3 to indemnify Global Switch against all costs, claims, demands, losses, damages, expenses and liabilities of whatsoever nature (including without limitation reasonable legal fees) suffered or incurred (directly or indirectly) by Global Switch in connection with any claim that the use or possession of the Equipment or any computer programs used in connection with the Equipment infringes the intellectual property rights (including without limitation any patent, copyright, design right, registered design, trade mark or service mark) of any third party or causes interference with the equipment of any third party.

6.12 To be responsible for the payment directly to the relevant carriers or suppliers of all fees and charges payable in relation to the ordering and/or installation and/or rental and use of communications circuits from public telecommunications carriers or

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         suppliers and in relation to the provision of maintenance and support services other than those provided by Global Switch as part of the Services.

6.13 To be responsible for the payment of all fees and charges levied for or in connection with the provision of an electrical supply to the Location which supply shall be separately metered and the fair proportion of the electricity used for the cooling of the Location but the Tenant's responsibility under this Clause 6.13 shall (for the avoidance of doubt) exclude the supply of electricity to the Common Areas the cost of which shall be included within the Rent provided that at no time shall the Tenant be charged by Global Switch a greater unit cost per kilowatt per hour for electricity than Global Switch is otherwise charged for the same plus a fixed annual administration fee of 5% per annum of that charge (the "ADMINISTRATION FEE").

6.14 To pay the rates and any other occupational taxes or charges levied by any authority due in respect of the Location unless that is included as one of the Services.

6.15 To pay on demand a fair proportion of the cost of maintaining an uninterruptible power supply system for the Location (which proportion shall be (pound)3,626 for the first year of the Term).

6.16 At the end of the Term or on the earlier termination of this Agreement, to remove the Equipment from the Location and to make good to Global Switch's reasonable satisfaction any resultant damage (which, to avoid doubt, includes the replacement of floor tiles which have been cut to accommodate the installation of the Equipment) and on demand to pay any and all reasonable costs incurred by Global Switch arising from the disconnection and removal of the Equipment.

7        PROVISION OF SERVICES

7.1 Subject to the other provisions of this Agreement and the Tenant paying the Rent Global Switch hereby agrees with the Tenant to provide the Services to the Tenant in accordance with this Clause 7, together with such other additional services requested by the Tenant that Global Switch agrees (at an additional cost to the Tenant) in writing to provide.

7.2 Global Switch warrants and undertakes to the Tenant that it shall perform the Services with reasonable care and skill in a proper and efficient manner using (where appropriate) suitable materials and competent staff and in accordance with this Agreement and (where the Specification prescribes a level of performance to be achieved by the Services) the Specification but Global Switch does not warrant or undertake that the Services will cause the Equipment to operate without fault or interruption save that in carrying out the Services or any other works to the Facility Global Switch will use its reasonable endeavours not to interfere with the Equipment.

7.3 Global Switch will use its reasonable endeavours to minimise any disruption to or interruption in the Services.

7.4 Subject to Clause 7.2, all other conditions, warranties, terms and undertakings (whether express or implied, statutory or otherwise) relating to the delivery, performance, quality, occurrence or reliability of the Equipment or the Services are hereby excluded to the fullest extent permitted by law.

7.5 (Without prejudice to any other remedy or right of claim on the part of the Tenant pursuant to this Agreement) except where the same is due to any act omission or

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         default by the Tenant, if a Qualifying Outage occurs:

         (a) for a period up to (and including) three (3) hours (from the time of the occurrence of the Qualifying Outage), then the Tenant will receive a credit against the Rent of ONE THOUSAND FIVE HUNDRED POUNDS ((pound)1,500);

         (b) for a period between three (3) hours and six (6) hours (from the time of the occurrence of the Qualifying Outage), then the Tenant will receive (in addition to any amounts under clause 7.5(a)) a credit against the Rent of TWO THOUSAND FIVE HUNDRED POUNDS ((pound)2,500);

         (c) for a period between six (6) hours and twenty-four (24) hours (from the time of the occurrence of the Qualifying Outage), then the Tenant will receive (in addition to any amounts under clauses 7.4(a) and (b)) a credit against the Rent of FOUR THOUSAND FIVE HUNDRED POUNDS ((pound)4,500);

         (d) for each subsequent period of twenty-four (24) hours, then the Tenant will receive (in addition to any amounts under clauses 7.5(a), (b) and (c)) a credit against the Rent of EIGHT THOUSAND POUNDS ((pound)8,000)

         but Global Switch shall not be required to allow such credits in respect of more than four (4) Qualifying Outages (in respect of which credits have been given on each of four (4) occasions pursuant to clause 7.4) in any one period of thirty (30) days during the term of this Agreement and any such credits shall be set off against the Rent or other amounts due from Customer for the next following Payment Date (or such longer period if appropriate) or, if no such sums are due, such credit shall be paid by Global Switch to the Customer within fourteen (14) days of the expiry or earlier determination of the term of this Agreement.

8        SERVICE INTERRUPTION NOTIFICATION AND CORRECTION PROCEDURE

8.1 Immediately on becoming aware of a Service Interruption the Tenant shall contact Global Switch and shall in each case provide the appropriate information by submitting a completed incident report in the form attached to this Agreement

8.2 Following notification in accordance with Clause 8.1 or after becoming aware from another source of a Service Interruption (including awareness based on monitoring of building control systems within the Facility) Global Switch shall (in the case of any Service Interruption save for the unavailability of a Service):

         (a) specify to the Tenant an estimated time scale for resumption of the Service;

         (b) use its reasonable endeavours to remedy the Service Interruption as soon as practicable; and

         (c) update the Tenant as necessary until the provision of the Service is resumed.

8.3 The Tenant shall allow Global Switch free access to the Location at all times for so long as the Service Interruption persists in order to inspect and/or test the service and carry out any remedial works but only where is would otherwise be impracticable to inspect and/or test the service and carry out any remedial works without such entry and in exercising the rights of entry granted by this Clause 8.3 Global Switch will cause as little interference as is reasonably possible with the Equipment and will make good any damage caused to the Location to the Tenant's reasonable satisfaction.

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9        PLANNED WORK NOTIFICATION PROCEDURE

9.1 The Tenant acknowledges that Global Switch will from time to time carry out routine work that will affect the provision of the Services. The parties agree that provided Global Switch complies with the procedure set out in Clause 9.2, any disruption to the provision of the Services by such routine work shall not constitute Service Interruption.

9.2 Global Switch shall give the Tenant at least 10 Working Days' notice in writing in advance with details of the nature of the routine work to be carried out, the likely disruption to the Services, the dates and times for carrying out such work and an estimated time scale for completing it.

9.3 Global Switch shall consult with and have due regard to any reasonable suggestions put forward by the Tenant to minimise any inconvenience and disruption to the Tenant which may be caused by such routine work.

9.4 Global Switch shall use its reasonable endeavours to ensure that the carrying out of routine work causes as little inconvenience and disruption to the Tenant as is practicable in the circumstances.

10       LIMITATION OF LIABILITY

10.1 Save as provided by statute the following provisions set out the entire liability of the parties (including any liability for the acts and omissions of its employees, agents and sub-contractors) to each other arising as a result of any breach of its obligations under this Agreement.

10.2 Neither party (the "FIRST PARTY") shall be liable to the other (the "SECOND PARTY") for loss of profits, contracts or goodwill or any type of economic, indirect, consequential or special loss or damage (including loss or damage suffered by the Tenant as a result of an action brought by a third party) even if such loss was reasonably foreseeable. Subject to Clause 10.3, the First Party shall be liable to the Second Party for direct loss or damage incurred by the Second Party.

10.3 Subject to Clause 10.2, the entire liability of a party to the other party under this Agreement in any period of 12 months during the Term shall not exceed (pound)150,000.

11       INSURANCE

11.1 The Equipment shall at all times be at the Tenant's entire risk and the Tenant shall be responsible for insuring the Equipment against all risks (including without limitation, consequential loss and loss of profits cover) as may be appropriate, taking into account the provisions of Clause 10.

11.2 If the Location is unfit for occupation and use because of damage by an Insured Risk then (save to the extent that the payment of the loss of rent insurance moneys is refused due to the act or default of the Tenant) the Rent (or a fair proportion according to the nature and extent of the damage) shall be suspended until the date on which the Location is again fit for occupation and use and in the event that the Location shall not be rendered fit for occupation and use within three years of the date of such damage then either party may while the Location has not been rendered fit for occupation and use terminate this Agreement by giving to the other prior written

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         notice and such termination shall be without prejudice to any claim in respect of any prior breach of the obligations contained in this Agreement.

12       DURATION AND TERMINATION

12.1 This Agreement shall automatically terminate on the expiry of the Term or (if earlier) by operation of this Clause 12.

12.2 Global Switch may immediately terminate this Agreement without payment of compensation or other damages caused to the Tenant solely by such termination by giving notice in writing to the Tenant if any one or more of the following events happens:

         (a) the Tenant commits a material breach of any of its obligations under this Agreement which is incapable of remedy;

         (b) the Tenant fails to remedy, where it is capable of remedy, any breach of its obligations under this Agreement (save as to payment) within a reasonable period (having regard to the nature of the breach) after having been required in writing to remedy or desist from such breach;

         (c) if any sum payable under this Agreement is not paid within seven days of its due date for payment in accordance with this Agreement;

         (d) the Tenant is deemed to be unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986, or calls a meeting for the purpose of passing a resolution to wind it up, or such a resolution is passed, or a resolution is passed by the directors of the Tenant to seek a winding up or administration order, or the Tenant presents, or has presented, a petition for a winding up order, or presents, or has presented, a petition to appoint an administrator, or has an administrative receiver, or receiver appointed over all or any part of its business, undertaking, property or assets.

12.3 In the event that there are more than four (4) Qualifying Outages in any one period of thirty (30) days during the term of this Agreement the Customer may terminate this Agreement by notice in writing to Global Switch.

12.4 Termination of this Agreement shall be without prejudice to the other rights and remedies of either party both under this Agreement and at law.

12.5 Forthwith upon the termination of this Agreement or the expiry of the Term, any right to use the Equipment in the Location (or elsewhere in the Facility) in the shall automatically cease and the Tenant shall make arrangements (at the Tenant's own cost) to promptly remove the Equipment from the Facility at a time to be agreed with Global Switch such time to be no later than 10 Working Days following the date of such termination or expiration and on demand pay any and all reasonable costs incurred by Global Switch arising directly or indirectly from the disconnection and removal of the Equipment.

13       CONFIDENTIALITY

13.1 Each party shall keep and procure to be kept secret and confidential all information belonging to the other party disclosed or obtained as a result of the relationship of the parties under this Agreement and shall not use nor disclose the same save for the

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         purposes of the proper performance of this Agreement or to the party's financiers for the purpose of raising finance or with the prior written consent of the other party.

13.2 Neither party shall disclose the contents of this Agreement to any third party without the other party's prior written consent (such consent not to be unreasonably withheld or delayed).

14       FORCE MAJEURE

14.1 If either party is affected by Force Majeure it shall immediately notify the other party in writing of the matters constituting the Force Majeure and shall keep that party fully informed of their continuance and of any relevant change of circumstances whilst such Force Majeure continues.

14.2 The party affected by Force Majeure shall take all reasonable steps available to it to minimise the effects of Force Majeure on the performance of its obligations under this Agreement.

15       ASSIGNMENT AND SUB-CONTRACTORS

15.1 The Tenant shall not be entitled to assign, transfer or otherwise dispose of the Location in whole or in part or to assign, transfer or otherwise dispose of any of its rights under this Agreement except as permitted by this Clause 15;

15.2     The Tenant may:

         (a)      assign or transfer this Agreement in whole to a Group Company;
                  or

         (b) share or part with the possession or occupation of the whole or any part of the Location with a Group Company provided that the occupation by a Group Company shall cease upon it ceasing to be a Group Company;

         (c) grant rights to use parts of the Location or the Equipment to third parties, provided that:

                  (i) such third parties will use the Location or the Equipment in respect of which rights are granted to it in accordance with the terms of this Agreement (except for the payment of the Service Fee and other obligations inapplicable to the part of the Location in respect of which rights are granted to it);

                  (ii) such third parties will comply with all security, health and safety regulations from time to time applicable to the Facility;

                  but the Tenant will remain liable to Tenant under the terms of this Agreement for the observance and performance of its obligations under this Agreement and the Tenant shall take all reasonable and lawful steps and proceedings to remedy any breach of the obligations of its tenants.

15.3 Global Switch shall be entitled to engage sub-contractors to carry out all or any of the Services, but Global Switch shall remain liable to the Tenant under the terms of this Agreement for the provision of any Services by its sub-contractors.

16       GENERAL

16.1 This Agreement contains the entire agreement and understanding between the parties in relation to their subject-matter.

16.2 If at any time any part of this Agreement (including any one or more of the clauses of this Agreement or any sub-clause or paragraph or any part of one or more of these clauses) is held to be or becomes void or otherwise unenforceable for any reason under any applicable law, the same shall be deemed omitted from this Agreement and the validity and/or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired as a result of that omission.

17       PROPER LAW AND JURISDICTION

17.1 This Agreement and any disputes arising out of or in relation to this Agreement shall be governed by and construed in accordance with English law. The parties agree to submit to the exclusive jurisdiction of the English Courts. If the Tenant shall be incorporated or registered outside England and Wales its address stated in the Particulars shall be its address for service for the purpose of proceedings brought in the English Courts.

17.2 The Guarantor irrevocably authorises and appoints Bridgehouse Partners LLP of Albermarle House, 1 Albermarle Street, London W1S 4HA (or such other firm of solicitors in England or Wales as it may from time to time by written notice to Global Switch substitute), to accept service for the purpose of proceedings brought in the English Courts and service on Bridgehouse Partners LLP (or such substitute) shall be deemed to be service on the Guarantor.

18       NOTICES

18.1     Any notice required or authorised by this Agreement must be in writing.

18.2 Giving a notice or delivering a document to the Tenant's lawyer has the same effect as giving or delivering it to the Tenant.

18.3 Transmission by fax is a valid means of giving a notice or delivering a document where delivery of the original document is not essential.

18.4 Subject to Clauses 18.5 and 18.6, a notice is given and a document delivered when it is received.

18.5 If a notice or document is received after 4 pm on a working day, or on a day that is not a working day, it is to be treated as having been received on the next working day.

18.6 Unless the actual time of receipt is proved, a notice or document sent by the following means is to be treated as having been received before 4 pm on the day shown below:

         (a)      by first class post: 2 working days after posting;

         (b)      by second class post: 3 working days after posting;

19       GUARANTOR'S OBLIGATIONS

19.1 The Guarantor covenants with Global Switch including (without the need for any express assignment) its successors in title that at all times during the Term and

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

         notwithstanding any disclaimer of this Agreement the Rent and all other sums payable pursuant to this Agreement will be punctually paid and the obligations and other terms on the Tenant's part contained in this Agreement will be performed and observed and if at any time during the Term there is a default in the payment of Rent or in observance and performance of any obligations or terms in respect of which default has occurred the Guarantor will pay the Rent and observe or perform the obligations or terms in respect of which such default has occurred and will make good to Global Switch on demand and will indemnify Global Switch against all losses damage costs and expenses arising or incurred by Global Switch as a result of such non-payment non-performance or non-observance.

19.2 The liability of the Guarantor will not in any way be released lessened or affected by:

         (a) any time or indulgence granted by Global Switch to the Tenant or any neglect or forbearance of Global Switch in enforcing the payment of the Rent or the observance or performance of the covenants or other terms of this Agreement;

         (b) any variation of the terms of the Agreement by agreement between Global Switch and the Tenant.

19.3 If at any time during the Term the Tenant (being an individual) becomes bankrupt or (being a company) enters into liquidation and the trustee in bankruptcy or liquidator disclaims this Agreement then if so required by written notice given by Global Switch within three months after such disclaimer the Guarantor or a company which the Guarantor shall nominate being a company of at least equivalent financial standing to the Guarantor as at the date of this Agreement and which Global Switch shall approve (acting reasonably) will enter into a new agreement with Global Switch subject to any interest affecting the Location for a term equal to the residue of the Term which would have remained had there been no disclaimer for the same Service Fee as that which would otherwise have then been payable under this Agreement and subject to the same covenants provisions and conditions in all respects as those contained in this Agreement such new agreement to take effect from the date of disclaimer.

19.4 If Global Switch so requires the new agreement will contain an express obligation (in addition to all other obligations and provisions as mentioned and specified above) by the Guarantor (as Tenant) immediately to carry out and complete at its own expense all works (whether of repair decoration or otherwise) for which the Tenant would have then been liable at the date of the grant of the new agreement under the obligations provisions and conditions of this Agreement if the Location had at that date been in its actual state and condition.

19.5 In any such case the Guarantor shall pay the proper and reasonable costs of negotiating, documenting and executing the new agreement.

19.6 If this Agreement is disclaimed and for any reason Global Switch does not require the Guarantor to accept a new agreement in accordance with the above provisions the Guarantor will pay to Global Switch on demand an amount equal to the Service Fee and all other sums payable pursuant to this Agreement for the period commencing on the date of the disclaimer and ending on the date six months after the disclaimer.

19.7 It is agreed and declared that the liability of the Guarantor is as principal covenantor with Global Switch and not merely collateral to the principal liability of the Tenant.

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

20       CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         Unless the right of enforcement is expressly granted, it is not intended that a third party should have the right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

21       UPGRADE WORKS

21.1 Global Switch may enter the Location and carry out the works (which are set out on the attached scope of works) within the Location to divide the Location from other parts of the Facility (the "UPGRADE") and Clause 9 shall apply to the Upgrade.

21.2 Prior to commencing work Global Switch will notify the Tenant in writing and on an open-book basis of the estimated costs of the Upgrade.

21.3 Subject to clause 21.4 the Tenant shall pay to Global Switch on demand all reasonable costs actually incurred by Global Switch in carrying out the Upgrade.

21.4     The costs payable by the Tenant under clause 21.3 shall not exceed

         (pound)17,000+ ((pound)17,000 x BI)

         where BI is the percentage increase (if any) in the Building Index between the date of this Agreement and that date upon which the Upgrade is completed.

22       SECTIONS 24-28 LANDLORD AND TENANT ACT 1954

         Having been authorised so to do so to do by an Order of the Kingston-upon-Thames County Court made on the _____________ 2003 pursuant to section 38(4) Landlord and Tenant Act 1954 Global Switch and the Tenant agree that the provisions of sections 24-28 (inclusive) of that Act are excluded in relation to this Agreement.

AS WITNESS their acceptance of the terms and conditions set out in this Agreement the parties have executed this Agreement as a deed on the date set out in the Particulars.

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

                                    SCHEDULE

                                   (SERVICES)

1 Save to the extent that such maintenance is either the Tenant's responsibility under Clause 6.1 of this Agreement or required due to damage caused by the Tenant, the maintenance and repair of the structure of the Facility and all parts of the Facility to include maintaining, repairing, renewal and replacement (where necessary), cleaning and redecorating the exterior structure, foundations, all walls, the roof, the structure, foundations, all walls, the roof, the structural slabs of the ceilings and floors, any party walls, structures and boundaries which form part of the Facility, and the means of vehicular and pedestrian access thereto is maintained repaired and (where necessary) renewed, the Common Areas, all service media and all plant and equipment serving the Facility.

2 Provision of access at all times throughout the year for visiting public telecommunications carrier staff for the installation and testing of lines.

3 Provision of access at all times throughout the year for visiting maintenance staff from any authorised maintenance organisation.

4        Provision of access at all times throughout the year for visiting
         Tenant staff.

5 Liaising with the Tenant over equipment installations by suppliers or public telecommunications carriers, or maintenance visits by any authorised maintainer.

6 At all times throughout the year ordering on behalf of the Tenant communications circuits from public telecommunications carriers on instruction from and as authorised by the Tenant.

7        In relation to the Common Areas:

7.1 the cleaning, repair, maintenance, decoration, replacement and renewal (where necessary) of the Common Areas and all relevant external areas of the Facility;

7.2      the maintenance, repair and renewal of electrical plant and equipment;

7.3      the provision of lighting;

7.4      the provision of heating;

7.5      the provision of air conditioning in the reception/lobby area;

7.6      the provision of hot and cold running water;

7.7 the repair, maintenance, renewal and operation of such fire prevention, fire fighting and fire alarm equipment and signs as may be required by any fire or other authority, or as required by Global Switch's insurers;

7.8 the provision and, where necessary, renewal of refuse bins and the operation of a refuse collection service for the Facility;

7.9 the provision of separate meters to monitor and record the supply of the utilities to the Common Areas;

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

7.10 the payment of all existing and future rates payable in respect of the car parking spaces referred to in Clause 2.1(b) together with any internal and external plant compounds/buildings and all Common Areas;

7.11 carpeting, decorating, furnishing and equipping the Facility to a high quality (to be reasonably agreed with the Tenant), (which shall include the provision of such services to the main entrance halls and lobby areas of the Facility);

7.12 the provision of a suitably qualified receptionist in the common reception areas during normal working hours and the provision of at least one security guard to carry out the receptionist's duties at the reception at all other times

7.13 the provision of appropriate switchboard facilities at all times throughout the year.

8

8.1      Insuring:

         (a)      the Facility; and

         (b) against the public liability of Global Switch in respect of claims in connection with or in any way arising out of the use by the Tenant of the Facility;

8.2 Where the Facility is damaged by a risk against which Global Switch has insured laying out the net proceeds of such insurance in respect of such damage (other than in respect of loss of service fee income) in remedying the damage and reinstating the Facility.

9 The provision from the date of this Agreement at all times of suitable beverage and food vending machines and appropriate preparation areas (to include microwave ovens).

10 The provision, repair, maintenance, replacement and renewal (if necessary) of flood lighting and of any plants, shrubs, trees, garden or other landscaped areas in the Common Areas.

11 The provision, furnishing, servicing, cleaning, maintaining and (where necessary) renewing a suitable conference room, audio visual facility for the use of the occupiers of the Facility of such size.

12 The provision, maintenance, repair and (where necessary) replacement of sign boards located in the common entrance areas.

13 The provision, repair, maintenance and (where necessary) renewal or replacement of the car parking spaces referred to in Clause 2.l(b).

14 The maintenance, repair, renewal (where necessary) and cleaning (where necessary) of the Facility's security equipment.

15 The provision of a suitable number of security personnel to patrol the site on a regular basis and monitor the security equipment installations at all times throughout the year. In addition, the following provisions will be made:

15.1 the maintenance of a rolling archive of 1 month's events as recorded by the CCTV equipment. The recordings will be stored for review when required;

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

15.2 fax/e-mail equipment to enable the Tenant to communicate access requirements;

15.3 the supply of proximity reader cards for the Tenant's staff, Tenant's contractors and agents.

16 Supervision of equipment and checking of all fire alarms, facility management and security systems.

17 Establishing procedures for fault notification and logging, including points of contact with the Tenant, escalation procedures and notification of clears.

18 The provision of a building manager ("THE FACILITY MANAGER") to oversee the services outlined in this Services List and act as the principal point of contact for the Tenant in respect of the Tenant's requirements as to reporting faults to the Facility Manager and the Facility Manager reporting faults to Global Switch and the Tenant. The Facility Manager will be located on site during normal working hours with emergency call out availability at any time when not present on site at all times throughout the year.

19       The provision to the Location of the following:

19.1 continuous electrical power supply from either a mains or a generator source;

19.2     tempered fresh air from air main plant handling units;

19.3     chilled water from the chilled water based cooling system;

19.4 keeping active, powers and ready for use the system for the extraction of smoke and suppressant gas from the Location;

19.5     keeping active, powered and ready for use the stand by generators;

19.6 operation of the building management system as necessary in support of the services and the provision of a data link to allow monitoring (but not operation) of the building management system by the Tenant.

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

                                INCIDENT REPORT

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To: Building Manager

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Tenant:

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Location:

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Date of Service Interruption:

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Time of Service Interruption:

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Nature of Service Interruption:

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Signed for and on behalf of the Tenant
                                            ..............................
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               BELOW THIS LINE FOR GLOBAL SWITCH INTERNAL USE ONLY
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Date and time of receipt of Incident Report:

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Action taken:

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Date and time full Service resumed:

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Signed:
                                            ..............................
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